Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description

33-55976	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-09733	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-170884	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

pertaining to the STERIS Corporation 401(k) Plan of our report dated June 28, 2013, with respect to the financial statements and schedule of the STERIS Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.
/s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 28, 2013